Exhibit 99.1

PRESS RELEASE                                                                                                                       SOURCE: WPCS International Incorporated

WPCS Reports FY2011 Second Quarter Financial Results

EXTON, PA - (PR Newswire - First Call - December 15, 2010) - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today announced financial results for the fiscal year 2011 second quarter ended October 31, 2010. For the second quarter, the company has incurred an estimated goodwill impairment charge of $4.3 million for its Suisun City Operations. The company emphasized that this goodwill impairment charge is a non-cash charge and will have no impact on its operations or cash flows. The $22.4 million in net tangible asset value for WPCS remains unchanged and equates to $3.22 per diluted share.

In the second quarter, WPCS reported revenue of $26.7 million compared to $24.3 million for the same period a year ago, which represents an increase of approximately 10%. In the second quarter, WPCS generated an EBITDA loss of approximately $1.1 million which is defined as earnings before interest, taxes, acquisition-related contingent earn-out costs, goodwill impairment, one-time charges related to seeking strategic alternatives including the possible sale of the company and depreciation and amortization. The company generated $1.3 million in EBITDA for the same period a year ago. For the second quarter ended October 31, 2010, WPCS reported a net loss of approximately $6.0 million or $0.86 per diluted share which includes the goodwill impairment and the one-time charges associated with seeking strategic alternatives including the possible sale of the company. This compares to net income of $337,000 or $0.05 per diluted share for the same period a year ago.

For the six months ended October 31, 2010, WPCS reported revenue of $55.6 million compared to $49.6 million for the same period a year ago, which represents an increase of approximately 12%. In the six months, WPCS generated an EBITDA loss of approximately $860,000. The company generated $2.5 million in EBITDA for the same period a year ago. For the six months ended October 31, 2010, WPCS reported a net loss of approximately $6.3 million or $0.91 per diluted share which includes the goodwill impairment and the one-time charges associated with seeking strategic alternatives including the possible sale of the company. This compares to net income of $772,000 or $0.11 per diluted share for the same period a year ago.

Andrew Hidalgo, CEO of WPCS, commented, “WPCS has ten operation centers that have evolved from the nineteen acquisitions made over the last several years. In the second quarter, we experienced performance issues with two of our ten operation centers. The unfavorable performance of the two operation centers adversely affected our consolidated results. This performance was primarily related to three projects that experienced cost overruns within these two operation centers. Excluding these two operation centers, the other eight performing operation centers generated $22.0 in revenue and $1.4 million in EBITDA. Furthermore, the eight operation centers are expected to generate $89.0 million in revenue and $7.3 million in EBITDA for the fiscal year ending April 30, 2011. Although the company has healthy and profitable operation centers, we will continue to focus on improving the performance of these two specific operations centers. WPCS is expecting positive EBITDA results for the third and fourth quarters on a consolidated basis.” Mr. Hidalgo continued, “WPCS still has a backlog of $37 million and a bid list of $176 million which reflects our growth opportunities. Our balance sheet remains strong with $19.9 million in working capital and $5.8 million in cash.  Although we have elected to estimate a write down of goodwill at our Suisun City Operations, this is a non-cash charge and therefore has no impact on our operations. On another note, the company continues to seek strategic alternatives including the possible sale of the company and although we cannot comment on the status of strategic alternatives, they are progressing.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 888-299-4099 for calls within the U.S. or 302-709-8337 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH73045. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the conference call will be available for a period of five days by dialing 402-220-2946 and entering 73045 # as the program identification number.

The attached press release includes financial measures that are not in accordance with GAAP, consisting of EBITDA and net tangible asset value. Management uses EBITDA to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. Management uses net tangible asset value to evaluate the strength of the Company’s balance sheet.  WPCS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as our management and to facilitate comparisons of this period's results with prior periods.  Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income or net income per diluted prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. Pursuant to the requirements of Regulation G, WPCS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements involve risks and uncertainties and are subject to change at any time.  The company’s actual results could differ materially from expected results.  In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.
_________________________________________________________________________________________________

CONTACT:

WPCS International Incorporated
610-903-0400 x101
ir@wpcs.com

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2010	2009	2010	2009

REVENUE	$26,723,078	$24,301,560	$55,575,576	$49,585,343

COSTS AND EXPENSES:
Cost of revenue	22,000,010	16,752,484	44,697,985	34,910,296
Selling, general and administrative expenses	6,097,011	6,286,661	12,013,338	12,140,145
Depreciation and amortization	721,706	658,199	1,456,321	1,308,143
Goodwill impairment	4,300,000	-	4,300,000	-
Change in fair value of acquisition-related contingent consideration	73,594	-	136,646	-

Total costs and expenses	33,192,321	23,697,344	62,604,290	48,358,584

OPERATING (LOSS) INCOME	(6,469,243)	604,216	(7,028,714)	1,226,759

OTHER EXPENSE (INCOME):
Interest expense	62,102	78,277	116,737	140,637
Interest income	(14,299)	(1,612)	(24,368)	(3,531)

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	(6,517,046)	527,551	(7,121,083)	1,089,653

Income tax (benefit) provision	(478,069)	254,605	(716,448)	492,687

NET (LOSS) INCOME	(6,038,977)	272,946	(6,404,635)	596,966

Net income (loss) attributable to noncontrolling interest	(75,799)	(63,841)	(65,506)	(174,738)

NET (LOSS) INCOME ATTRIBUTABLE TO WPCS	$(5,963,178)	$336,787	$(6,339,129)	$771,704

Basic net (loss) income per common share attributable to WPCS	$(0.86)	$0.05	$(0.91)	$0.11

Diluted net (loss) income per common share attributable to WPCS	$(0.86)	$0.05	$(0.91)	$0.11

Basic weighted average number of common shares outstanding	6,954,766	6,942,266	6,954,766	6,942,266

Diluted weighted average number of common shares outstanding	6,954,766	6,976,256	6,954,766	6,968,524

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	October 31,	April 30,
ASSETS	2010	2010
	(Unaudited)
CURRENT ASSETS:

Cash and cash equivalents	$5,785,473	$5,584,309
Accounts receivable, net of allowance of $258,899 and $206,617 at October 31, 2010 and April 30, 2010, respectively	27,399,574	26,011,955
Costs and estimated earnings in excess of billings on uncompleted contracts	7,026,212	8,859,056
Inventory	2,933,896	2,720,052
Prepaid expenses and other current assets	1,732,565	848,626
Prepaid income taxes	1,089,478	-
Deferred tax assets	497,266	666,000
Total current assets	46,464,464	44,689,998

PROPERTY AND EQUIPMENT, net	6,312,862	6,468,787

OTHER INTANGIBLE ASSETS, net	1,798,658	2,112,058

GOODWILL	30,809,285	34,919,384

OTHER ASSETS	124,870	162,858

Total assets	$85,510,139	$88,353,085

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND EQUITY	October 31,	April 30,
	2010	2010
	(Unaudited)
CURRENT LIABILITIES:

Current portion of loans payable	$42,363	$63,683
Income taxes payable	-	107,417
Borrowings under line of credit	7,626,056	-
Current portion of capital lease obligations	69,719	81,950
Accounts payable and accrued expenses	11,351,857	10,962,016
Billings in excess of costs and estimated earnings on uncompleted contracts	2,260,347	1,853,131
Deferred revenue	619,732	503,502
Due joint venture partner	3,606,922	3,288,294
Acquisition-related contingent consideration	968,896	851,516
Total current liabilities	26,545,892	17,711,509

Acquisition-related contingent consideration, net of current portion	825,608	726,677
Borrowings under line of credit	-	5,626,056
Loans payable, net of current portion	27,114	46,364
Capital lease obligations, net of current portion	37,384	69,961
Deferred tax liabilities	1,917,385	2,018,462
Total liabilities	29,353,383	26,199,029

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 25,000,000 shares authorized, 6,954,766 shares issued and outstanding at October 31, 2010 and April 30, 2010	695	695
Additional paid-in capital	50,399,437	50,346,655
Retained earnings	3,896,461	10,235,590
Accumulated other comprehensive income on foreign currency translation	735,051	398,116

Total WPCS shareholders' equity	55,031,644	60,981,056

Noncontrolling interest	1,125,112	1,173,000

Total equity	56,156,756	62,154,056

Total liabilities and equity	$85,510,139	$88,353,085

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

Reconciliations of GAAP to Non-GAAP Financial Measures (Unaudited)

(1) Non-GAAP EBITDA Reconciliations:

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2010	2009	2010	2009

NET (LOSS) INCOME ATTRIBUTABLE TO WPCS, GAAP	$(5,963,178)	$336,787	$(6,339,129)	$771,704

Plus:
Net income (loss) attributable to noncontrolling interest	(75,799)	(63,841)	(65,506)	(174,738)
Income tax (benefit) provision	(478,069)	254,605	(716,448)	492,687
Interest expense	62,102	78,277	116,737	140,637
Interest income	(14,299)	(1,612)	(24,368)	(3,531)
Change in fair value of acquisition-related contingent consideration	73,594	-	136,646	-
Goodwill impairment	4,300,000	-	4,300,000	-
One time strategic costs	275,675	-	275,675	-
Depreciation and amortization	721,706	658,199	1,456,321	1,308,143

Consolidated EBITDA, Non-GAAP	$(1,098,268)	$1,262,415	$(860,072)	$2,534,902
Plus:
Operating loss, Suisun City operations center	1,073,607	(893,374)	1,465,094	(1,928,739)
Operating loss, Portland operations center	470,975	36,586	519,788	122,335
Corporate operating expenses	920,647	1,143,645	1,737,511	1,950,545

Performing Operation Centers EBITDA, Non-GAAP	$1,366,961	$1,549,272	$2,862,321	$2,679,043

            (2) Net Tangible Asset Value Reconciliation:

	October 31,	April 30,
	2010	2010

Total WPCS shareholders' equity	$55,031,644	$60,981,056
Less:
Goodwill	30,809,285	34,919,384
Other Intangible Assets, net	1,798,658	2,112,058

Net Tangible Asset Value	$22,423,701	$23,949,614